EXHIBIT 4.6


                                             WARRANT

NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NONE OF SUCH SECURITIES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

DATE:  October __, 1999
NO.: ____

                                       WARRANT TO PURCHASE
                                            SHARES OF
                                          COMMON STOCK
                                               OF
                                          EGLOBE, INC.

         eGlobe, Inc., a Delaware corporation (the "Company"), hereby issues to ____________ (the "Holder") this warrant to purchase from the Company, for a price per share equal to $_____ (the "Exercise Price"), ________shares of common stock, $.001 par value per share of the Company (the "Common Stock").

         1. Exercise. (a) The rights represented by this warrant may be exercised, in whole or in part at any time beginning on the date that is one year after the date hereof until 5:00 PM (New York, New York time) on the third anniversary of the date hereof (the "Exercise Period"), by (a) the surrender of this warrant, along with the purchase form attached as Exhibit A (the "Purchase Form"), properly executed, at the address of the Company set forth in section
6.2 (or such other address as the Company may designate by notice in writing to the Holder at its address set forth in section 6.2) and (b) the payment to the Company of the exercise price by check, payable to the order of the Company, for the number of shares of Common Stock specified in the Purchase Form, together with any applicable stock transfer taxes which must by law be borne by Holder. A certificate representing the shares of Common Stock so purchased and, in the event of an exercise of fewer than all the rights represented by this warrant, a new warrant in the form of this warrant issued in the name of the Holder or its designee(s) and representing a new warrant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock as to which this warrant was theretofore exercisable less the number of shares of Common Stock as to which this warrant shall theretofore have been exercised, shall be delivered to the Holder or such designee(s) as promptly as practicable, but in no event later than three business days, after this warrant shall have been so exercised.

                   (b) In lieu of a monetary payment of the Aggregate Exercise Price, a Holder may elect to receive, without the payment of any additional consideration, shares equal to the value of his Warrant or portion thereof by the surrender of such Warrant to the Company with the "cashless exercise" election form (the "Cashless Exercise Form") attached hereto as Exhibit B. Thereupon, the Company shall issue to the Holder, such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                           X = Y(A-B)
                                         -------------
                                               A

where X  =   the  number of shares to be issued to the Holder  pursuant  to this
             Warrant.

      Y  =   the number of shares  covered  by this  Warrant in respect of which the net issuance election is made.

      A  =   the Fair Market Value of one share of common stock,  defined as the average closing price per common share for the five (5) trading days prior to receipt by the Company of the Cashless Exercise Form.

      B  =   the Exercise Price in effect under this Warrant.


         2. Antidilution. The Holder of this Warrant shall receive the same rights and protections with regard to dilution as are provided for the Holders of Series N Cumulative Convertible Preferred Stock pursuant to paragraphs 5(d), 5(e), 5(f), 5(g) and 5(m) of the Certificate of Designations of the Series N Cumulative Convertible Preferred Stock.

         3. Transfer. Subject to applicable law (including the requirements set forth in the legend at the beginning of this warrant), this warrant may be transferred at any time, in whole or in part, to any person or persons, provided that the transferee is an Affiliate of the Holder. Any transfer shall be effected by the surrender of this warrant, along with the form of assignment attached as Exhibit C, properly executed, at the address of the Company set forth in section 6.2 (or such other address as the Company may designate by notice in writing to the Holder at its address set forth in section 6.2). Thereupon, the Company shall issue in the name or names specified by the Holder a new warrant or warrants of like tenor and representing a warrant or warrants to purchase in the aggregate a number of shares equal to the number of shares to which this warrant was theretofore exercisable less the number of shares as to which this warrant shall theretofore have been exercised.

         4. Payment of Taxes. The Company shall cause all shares of Common Stock issued upon the exercise of this warrant to be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to. the issuance or delivery of the shares of Common Stock upon exercise of this warrant, unless such tax or charge is imposed by law upon the Holder.

         5. Reservation of Shares. From and after the date of this warrant, the Company shall at all times reserve and keep available for issuance upon the exercise of this warrant a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this warrant and shall use its best efforts to list such shares on the Nasdaq National Market stock exchange.

         6.  Miscellaneous.

         6.1 Securities Act Restrictions. The Holder acknowledges that this warrant may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act") or an applicable exemption from the registration requirements of the Act and, accordingly, this warrant and all certificates representing the Common Stock issuable upon the exercise of this warrant shall bear a legend in the form set forth on the top of page one of this warrant.

         6.2 Notices. Any notices and other communications under this warrant shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail. postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder): (a) if to the Company, to it at: 1250 24th Street, NW, Suite 725, Washington, D.C. 20037, Fax No. (202) 822-8984, Attention: General Counsel, and if to the Holder, to it at his/her address appearing on the stock records of the Company at the time that a notice shall be mailed, or at such other address as the party to be notified shall from time to time have furnished to the Company. All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         6.3 Amendment. This warrant may be modified or amended or the provisions of this warrant may be waived only with the written consent of the Company and the Holder.

         6.4 Governing Law. This warrant shall be governed by the law of the State of Delaware, without regard to the provisions thereof relating to conflicts of laws.


                                                EGLOBE, INC.


                                                By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                    EXHIBIT A

                                  PURCHASE FORM

[To be executed only upon exercise of warrant]

         The undersigned registered owner of this warrant irrevocably exercises this warrant for the purchase of ________shares of common stock, $.001 par value per share (the "Common Stock") of eGlobe, Inc., and herewith makes payment therefor in the aggregate amount of $________________, all at the price and on the terms and conditions specified in this warrant and requests that certificates for the shares of Common Stock hereby purchased be issued in the name of and delivered to the undersigned and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this warrant, that a new warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


Dated:
     ------------------------------           ----------------------------------
                                              (Name of Registered Owner)

                                              ----------------------------------
                                              (Signature of Registered Owner)

                                              ----------------------------------
                                              (Street Address)

                                              ----------------------------------
                                              (City)      (State)     (Zip Code)

                                            EXHIBIT B

                                     CASHLESS EXERCISE FORM

[To be executed only upon exercise of warrant]

         The undersigned registered owner of this warrant irrevocably exercises this warrant under the cashless exercise provision of paragraph 1 (b) of this Warrant all at the price and on the terms and conditions specified in this warrant.

                  Holder requests that Company issue to the Holder, subject to verification of the formula and calculation below, such number of fully paid and nonassessable shares as is computed using the following formula:

                                           X = Y(A-B)
                                         -------------
                                               A

where X  =   the  number of shares to be issued to the Holder  pursuant  to this
             Warrant.

      Y  =   the number of shares  covered  by this  Warrant in respect of which the net issuance election is made.

      A  =   the Fair Market Value of one share of common stock,  defined as the average closing price per common share for the five (5) trading days prior to receipt by the Company of the Cashless Exercise Form.

      B  =   the Exercise Price in effect under this Warrant.


Dated:
     ------------------------------           ----------------------------------
                                              (Name of Registered Owner)

                                              ----------------------------------
                                              (Signature of Registered Owner)

                                              ----------------------------------
                                              (Street Address)

                                              ----------------------------------
                                              (City)      (State)     (Zip Code)

                                    EXHIBIT C

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED. the undersigned registered owner of this warrant hereby sells, assigns and transfers to the assignee named below all of the rights of the undersigned under this warrant with respect to the number of shares of common stock, $.001 par value per share of eGlobe, Inc. set forth below:

      Name and Address of Assignee               No.  of  Shares of Common Stock
      ----------------------------               ---  --  ----------------------




and  does  hereby  irrevocably   constitute  and  appoint   ____________________
attorney-in-fact to register such transfer on the books of eGlobe, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                                       Print Name:
     ------------------------------                    -------------------------
                                             Signature:
                                                      --------------------------
                                             Witness:
                                                    ----------------------------